Exhibit 99.1

Atlas Financial Holdings Announces Audited Year-End 2021 Financial Results

Conference Call Scheduled for Monday, April 4, 2022 at 8:30 AM ET

Chicago, Illinois (March 31, 2022) - Atlas Financial Holdings, Inc. (OTC: AFHIF) (“we,” “us,” “our,” “Atlas” or the “Company”) today announced that the Company has filed with the Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ending December 31, 2021 (the “Annual Report”). The most recent filing is available in the Investors Relations section of the Company’s website at www.atlas-fin.com.

Scott D. Wollney, Atlas’ President and Chief Executive Officer, said, “Much of our focus in 2021was the conclusion of legacy issues related to our strategic reorganization. In 2022 and beyond, we are focused on growth and business expansion. We continue to see encouraging signs of recovery with an increased demand for rides and a related improvement in driver supply. While uncertainty regarding the COVID-19 pandemic and high gas prices are impacting the re-engagement of our target market, we are encouraged that submissions and policies written in our core taxi, livery and full-time transportation network segments continue to grow significantly as compared to the prior two years. In the fourth quarter of 2021, applications for insurance submitted to our managing agency operation, AGMI, were up +355% as compared to the same quarter prior year and policies issued were up +815%. We remain encouraged by a strong start in 2022, with AGMI’s applications for insurance in the first quarter up more than +300% as compared to the same period last year and policies issued through the end of March 2022 up more than +460% compared to the same period last year. While these preliminary results suggest that post pandemic recovery is beginning to result in improvement to our core business, there can be no assurance that these trends will continue or that future results will be consistent with these indications. From a capital structure standpoint, we were very pleased to have obtained final court approval with respect to the previously announced exchange of our 6.625% senior notes. This is an important milestone in our planned transition to a successful and profitable business and demonstrates the support of interested constituents.”

Full-Year 2021 Financial Performance Summary
•Net loss from continuing operations was $5.8 million, or $0.45 loss per common share diluted, in 2021 compared to a net loss from continuing operations of $13.0 million, or $1.08 loss per common share diluted, in 2020, representing an increase in earnings per common share diluted of $0.63;
•Book value per common share increased $0.02 to $(1.72) as of December 31, 2021 from $(1.74) as of December 31, 2020.

Financial Result Highlights

Our managing general agency operation, AGMI, earns commission for the sale of first year and renewal policies from our insurance carrier partners, which are presented in our consolidated statements of operations as commission revenue. Commission income relating to the business processed by AGMI increased by $728,000, or 14.0%, from $5.2 million in 2020 to $5.9 million in 2021. The increase was mainly attributed to the increase in our taxi and livery program during 2021 as compared to 2020. During 2020, the majority of our premium written related to non-emergency paratransit business. Following the previously announced renewal rights transaction related to this business effective in November 2021, premiums written by AGMI are primarily core taxi, livery and full-time transportation network operators.

Exhibit 99.1
Other income increased by $1.5 million to $5.9 million from $4.4 million due to an increase of professional services revenues in 2021. Total revenue, including the impact of net realized losses, was $4.8 million in 2021 compared to $9.5 million in 2020.

Acquisition costs of $3.2 million in 2021 compared to $2.9 million in 2020 represent commissions paid to retail agents who sell insurance policies. The increase in acquisition costs resulted from an increase in premium production of $4.0 million.

Other underwriting expenses including share based compensation and amortization of intangible assets decreased $1.5 million to $16.4 million in 2021 compared to $17.8 million in 2020.

The $16.4 million of expenses for the full year 2021 consisted of the following:

•Expenses related to continuing operations represented $9.8 million, which includes:$6.3 million related to salaries and benefits, $2.1 million of other expenses and professional fees, and $1.4 million of depreciation and amortization.
•Headquarters related expenses related to our building in Schaumburg, Illinois, which is held for sale, represented $2.2 million, of which $1.7 million were occupancy and storage costs with the remainder attributable to depreciation, amortization and other building related expenses.
•Normal-course public company costs represented $2.1 million.
•Other non-recurring expenses of approximately $2.3 million relate to legacy activities.

Certain non-recurring adjustments impacting our financial results not included in the above included a non-cash gain on disposal of subsidiaries of $5.7 million due to the out-of-period adjustment recorded in 2021 relating to the deconsolidation of the ASI Pool Companies. During 2021 the Company also received full forgiveness of both PPP Loans totaling $6.6 million. An impairment charge on intangible assets of $930,000 relating to the Global Liberty customer lists was recorded in 2021 compared to $0 impairments in 2020. Net realized losses were primarily comprised of an impairment charge on the Company’s corporate headquarters of $7.0 million in 2021. There were no impairment charges on the Company’s corporate headquarters in 2020.

Mr. Wollney concluded, “As an organization, we are focused on shifting from survival to success and are committed to reporting financial and operating results reflecting our strategic transition to an MGA-focused business model in a more ‘normalized’ operating environment. We are proactively addressing expense management and other critical initiatives in the face of the ongoing COVID-19 pandemic. Recent industry statistics, which serve as leading indicators of demand for our business, are encouraging. We believe that Atlas is well positioned to build on the foundation established in 2021 and will leverage the expertise and infrastructure developed over many years. We believe that both our ‘traditional’ managing agency infrastructure as well as our proprietary digital Insurtech platform, optOnTM, are valuable assets that can be scaled significantly over time to create value for our customers, partners, shareholders, and other stakeholders.”

Extension to the Maturity of its Senior Notes
As previously disclosed and in connection with the cancellation of its 6.625% senior unsecured notes due 2022 (the “Notes”) and the issuance of the Company’s 6.625%/7.25% Senior Unsecured PIK Toggle Notes due 2027 (the “New Notes”) in exchange, on January 4, 2022, the Company filed a petition and summons for direction (the “Cayman Proceeding”) in the Grand Court of the Cayman Islands (the “Cayman Court”) regarding a scheme of arrangement pursuant to section 86 of Part IV of the Companies Act (2021 Revision) of the Cayman Islands (the “Scheme”) proposed by the Company related to the restructuring of the Company’s indebtedness under the Notes (the “Note Restructuring”). Pursuant to the summons for directions, the Company sought an order (the “Convening Order”) for the convening of a single meeting of a class of creditors affected by the Scheme (the “Scheme Creditors”) to consider and, if thought fit, approve, with or without modification, the Scheme (the “Scheme Meeting”). At the Scheme Meeting, the resolution was put forward that “...the Scheme of Arrangement,

Exhibit 99.1
a copy of which has been tabled at this Scheme Meeting, be approved subject to any modification, addition or condition which the Grand Court of the Cayman Islands may think to fit or impose which would not directly or indirectly have a material adverse effect on the rights of the Scheme Creditors.” The aforementioned resolution was passed with an overwhelming majority: holders of 91.83% of the Notes in number and 99.34% par amount of those voting voted in favor of the Scheme and, on February 25, 2022, the Cayman Court sanctioned and approved the Scheme by entry of a sanction order (the Sanction Order”). The Sanction Order was filed with and accepted by the Registrar of Companies, as required by the Cayman Court.

In furtherance of the Cayman Proceeding and in connection with the Note Restructuring, on March 4, 2022, the Company filed a petition under chapter 15 of the United States Bankruptcy Code (the “Recognition Petition”), seeking that the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) enter an order recognizing the Cayman Proceeding as the foreign main or foreign nonmain proceeding and enforcing the Scheme within the territorial jurisdiction of the United States (the “Recognition and Enforcement Order”). On March 4, 2022, the Bankruptcy Court entered an order, which, among other things, scheduled a hearing before the Bankruptcy Court for March 30, 2022 (the “Recognition Hearing”) to consider the Recognition Petition and related relief. The non-appealable Recognition and Enforcement Order, recognizing the Cayman Proceeding as the foreign main proceeding and enforcing the Scheme within the territorial jurisdiction of the United States. Among other things, the Recognition and Enforcement Order provides that, pursuant to section 1145 of the Bankruptcy Code, once issued, the New Notes will be exempt from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state and local securities laws and freely transferable, subject to certain limitations under section 1145(b) of the Bankruptcy Code with respect to any New Notes issued to “underwriters” as defined in section 2(a)(11) of the Securities Act. The procurement of the Recognition and Enforcement Order was the last in-court step in the Note Restructuring. The Recognition and Enforcement Order is effective immediately and enforceable upon entry, authorizing the Company to take any action to implement and effectuate the Note Restructuring, including finalization of ancillary documents, among other things, in an effort to proceed toward closing the Note Restructuring in accordance with the Scheme and the previously disclosed Restructuring Support Agreement (the “RSA”) between the Company and the noteholders party thereto. For more information on the Note Restructuring and the RSA, see “Part II, Item 8, Note 14, Notes Payable,” in the Notes to Consolidated Financial Statements.

Conference Call Details
Atlas will discuss these results in a conference call Monday morning, April 4, 2022) at 8:30 a.m. ET.

Participant Dial-In Numbers
(United States): 877-407-9753
(International): 201-493-6739

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode "Atlas". An accompanying slide presentation will be available in .pdf format via the “Investor Relations” section of Atlas’ website at www.atlas-fin.com/investorrelations prior to the call.

Submit Questions for the Call
Questions for consideration for the call can be emailed to kdaly@equityny.com prior to 8:00 a.m. ET on Monday, April 4, 2022.

Webcast
The call will also be simultaneously webcast over the Internet via the Investor Relations section of Atlas’ website or by clicking on the conference call link:
https://services.choruscall.com/mediaframe/webcast.html?webcastid=M7Q4RREV

Exhibit 99.1
A transcript of the call will be archived on the Company’s website.

About Atlas Financial Holdings, Inc.
The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the “light” commercial automobile sector including taxi cabs and limousine/livery (including full-time transportation network company drivers) and business auto. Atlas’ specialized infrastructure is designed to leverage analytics, expertise and technology to efficiently and profitably provide insurance solutions for independent contractors, owner operators and other smaller accounts.

The Company’s strategy is focused on leveraging its MGA operation, AGMI, and its insuretech digital platform, optOn. For more information about Atlas, please visit www.atlas-fin.com, www.agmiinsurance.com, and www.getopton.com.

Forward-Looking Statements
This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses. Such statements are based on the current expectations of the management of each entity. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Companies, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K. No forward-looking statement can be guaranteed, including, without limitation, statements regarding the Company’s anticipated ability to recapture its prior volume of business and to expand. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Company Contact:	Investor Relations Contact:
Atlas Financial Holdings, Inc.	The Equity Group Inc.
Scott Wollney, CEO	Karin Daly, Vice President
847-700-8600	212-836-9623
swollney@atlas-fin.com	kdaly@equityny.com

Exhibit 99.1
Atlas Financial Holdings, Inc.
Consolidated Statements of Financial Position

($ in ‘000s, except for share and per share data)	December 31,
	2021	2020
Assets
Cash and cash equivalents	$2,274	$5,238
Restricted cash	3,637	5,287
Premiums receivable (net of allowance of $225 and $800, respectively)	11,397	13,442
Intangible assets, net	983	2,235
Property and equipment, net	2,503	18,815
Right-of-use asset	237	888
Notes receivable	18,017	18,017
Credit facility fees, net	584	—
Other assets	1,053	1,895
Assets held for sale	7,500	53,885
Total assets	$48,185	$119,702
Liabilities
Premiums payable	$13,593	$19,416
Lease liability	224	1,091
Due to deconsolidated affiliates	19,957	19,170
Notes payable, net	33,102	36,168
Other liabilities and accrued expenses	6,811	4,342
Liabilities held for sale	—	60,407
Total liabilities	$73,687	$140,594
Commitments and contingencies (See Note 7)
Shareholders’ deficit
Ordinary voting common shares, $0.003 par value, 800,000,001 shares authorized, shares issued: December 31, 2021 - 15,052,839 and December 31, 2020 - 12,248,798; shares outstanding: December 31, 2021 - 14,797,334 and December 31, 2020 - 11,993,293	$45	$37
Restricted voting common shares, $0.003 par value, 33,333,334 shares authorized, shares issued and outstanding: December 31, 2021 and December 31, 2020 - 0	—	—
Additional paid-in capital	83,086	81,840
Treasury stock, at cost: 255,505 shares of ordinary common voting shares at each of December 31, 2021 and December 31, 2020	(3,000)	(3,000)
Retained deficit	(105,633)	(100,199)
Accumulated other comprehensive income, net of tax	—	430
Total shareholders' deficit	$(25,502)	$(20,892)
Total liabilities and shareholders' deficit	$48,185	$119,702

See accompanying Notes to Consolidated Financial Statements.

Exhibit 99.1
Atlas Financial Holdings, Inc.
Consolidated Statements of Operations

Consolidated Statements of Operations
($ in ‘000s, except for share and per share data)	Year ended December 31,
	2021	2020
Commission income	$5,923	$5,195
Net realized losses	(6,952)	(3)
Other income	5,867	4,354
Total revenue	4,838	9,546
Acquisition costs	3,165	2,934
Other underwriting expenses	16,279	17,743
Amortization of intangible assets	322	390
Interest expense, net	2,235	1,931
Impairment of intangible assets	930	—
Forgiveness of Paycheck Protection Program loan	(6,601)	—
Gain on disposal of subsidiaries	(5,659)	—
Total expenses	10,671	22,998
Loss from operations before income taxes	(5,833)	(13,452)
Income tax benefit	—	(484)
Loss from continuing operations	(5,833)	(12,968)
Income from discontinued operations, net of tax	165	238
Net loss	$(5,668)	$(12,730)

Basic net income (loss) per share attributable to common shareholders
Continuing operations	$(0.45)	$(1.08)
Discontinued operations	0.01	0.02
Net loss	$(0.44)	$(1.06)
Diluted net income (loss) per share attributable to common shareholders
Continuing operations	$(0.45)	$(1.08)
Discontinued operations	0.01	0.02
Net loss	$(0.44)	$(1.06)
Basic weighted average common shares outstanding	12,960,674	11,957,268
Diluted weighted average common shares outstanding	12,960,674	11,957,268

Consolidated Statements of Comprehensive Income (Loss)
Net loss	$(5,668)	$(12,730)

Other comprehensive (loss) income:
Changes in net unrealized investment (losses) gains	(21)	161
Reclassification to net loss	(175)	(155)
Other comprehensive (loss) income	(196)	6
Total comprehensive loss	$(5,864)	$(12,724)

See accompanying Notes to Consolidated Financial Statements.